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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 2, 1997


                                 COBANCORP INC.
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             (Exact name of Registrant as specified in its Charter)



      Ohio                          0-13166                     34-1465382
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(State or other                (Commission File No.)           (IRS Employer
 jurisdiction of                                               Identification
 incorporation)                                                     No.)


1530 West River Road North, Elyria, Ohio                          44035
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:            (216) 329-8000
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                                       N/A
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          (Former name or former address, if changed since last report)




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Item 5.  Other Events
---------------------

         On November 2, 1997, CoBancorp Inc. ("CoBancorp"), an Ohio Corporation, and FirstMerit Corporation ("FirstMerit"), an Ohio Corporation, each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement of Affiliation and Plan of Merger ("Agreement"), pursuant to which CoBancorp will merge with and into FirstMerit, with FirstMerit as the surviving corporation ("Merger"). Based on the closing price of FirstMerit's common stock on October 31, 1997 of $25.50, the value of the transaction on such date was approximately $157.0 million. On November 3, 1997, CoBancorp issued a press release announcing the Merger, a copy of which is included as Exhibit 99 hereto and incorporated by reference herein.

         The Merger is structured as a tax-free exchange for CoBancorp shareholders to the extent they receive FirstMerit common stock in exchange for CoBancorp common stock, and will be accounted for as a purchase transaction. In connection with the Merger, FirstMerit plans to issue between 3.1 and 4.3 million shares of its common stock.

         In accordance with the terms of the Agreement, each share of CoBancorp common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, at the election of the holder thereof as provided in the Agreement either (i) $44.50 in cash, or (ii) a number of shares of FirstMerit common stock equal to: (A) if the Average Closing Price of FirstMerit common stock (the average of the reported daily closing prices of FirstMerit Common Stock on the Nasdaq National Market during the period of ten consecutive trading days ending on the tenth calendar day immediately prior to the effective time)(the "Average Closing Price") is greater than $30.60, $48.53 divided by the Average Closing Price; (B) if the Average Closing Price is equal to or greater than $28.05 but less than or equal to $30.60, 1.586; (C) if the Average Closing Price is greater than $22.95 but less than $28.05, $25.50 divided by the Average Closing Price; (D) if the Average Closing Price is equal to or greater than $20.40 but less than or equal to $22.95, 1.939; or (E) if the Average Closing Price is less than $20.40, 1.939, subject to the right of CoBancorp to terminate the Agreement unless FirstMerit agrees that the exchange ratio shall be calculated by multiplying 1.939 by a factor equal to $20.40 divided by the Average Closing Price.

         CoBancorp shareholders may elect to exchange their common stock for either common stock of FirstMerit, $44.50 in cash or a combination thereof, provided that no less than 30% nor more than 49% of the total transaction value will be paid in cash. A CoBancorp shareholder may also make no election.

         The following table details the relationship between the Average Closing Price, the exchange ratio and the indicated value of FirstMerit common stock to be exchanged for each share of CoBancorp common stock, an election to receive only FirstMerit common stock, and assuming no prorations as discussed below.


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
                                                                      INDICATED VALUE OF FIRSTMERIT
        AVERAGE CLOSING PRICE               EXCHANGE RATIO                     COMMON STOCK
                                                                         TO COBANCORP SHAREHOLDER

                      More than $30.60           $48.53 divided                  $48.53
                                                 by the Average
                                                  Closing Price

                      $30.60 to $28.05           Fixed at 1.586                   48.53
                                 30.60                    1.586                   48.53
                                 30.00                    1.586                   47.58
                                 29.00                    1.586                   45.99
                                 28.05                    1.586                   44.50

                      $28.04 to $22.96                 Floating
                                 28.04                    1.587                   44.50
                                 27.00                    1.648                   44.50
                                 26.00                    1.712                   44.50
                                 25.00                    1.780                   44.50
                                 24.00                    1.854                   44.50
                                 22.96                    1.938                   44.50

                      $22.95 to $20.40           Fixed at 1.939
                                 22.95                    1.939                   44.50
                                 22.00                    1.939                   42.66
                                 21.00                    1.939                   40.72
                                 20.40                    1.939                   39.55

                      Less than $20.40(1)        $20.40 divided                   39.55
                                                 by the Average
                                                 Closing Price,
                                                 multiplied by
                                                 1.939

         (1) Assuming that CoBancorp elects to terminate and FirstMerit avoids such termination by agreeing to an exchange ratio equal to $20.40 divided by the Average Closing Price multiplied by 1.939.

         If the CoBancorp shareholders elect less than 30% or more than 49% of the total transaction value to be paid in cash, the Agreement provides that shareholders will have certain of their elections allocated on a pro rata basis so that no less than 30% nor more than 49% of the total transaction value will be paid in cash.

         Consummation of the Merger is subject to certain customary conditions, including, among others, (i) the approval of the Agreement and the transactions contemplated thereby by the CoBancorp shareholders, and (ii) receipt of certain regulatory approvals.


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         The preceding description of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1 hereto, and which is incorporated by reference herein.

         Subsequent to the execution of the Agreement, and subject to FirstMerit's right to terminate the Agreement if not executed, CoBancorp and FirstMerit entered into a Stock Purchase Option dated as of November 3, 1997 (the "CoBancorp Stock Option"). Under the CoBancorp Stock Option, FirstMerit was granted an irrevocable option to purchase, under certain circumstances, up to 687,311 shares of CoBancorp common stock at $40.00 per share. The number of shares and the purchase price are subject to adjustment as described in the CoBancorp Stock Option. Under certain circumstances, CoBancorp may be required to repurchase the CoBancorp Stock Option or the shares acquired pursuant to the exercise thereof. The CoBancorp Stock Option was granted by CoBancorp as a condition and inducement to FirstMerit to enter into the Agreement.

         The preceding description of the CoBancorp Stock Option is qualified in its entirety by reference to the copy of the CoBancorp Stock Option included as
Exhibit 2.2 hereto, and which is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

         (a)      Exhibits

                  2.1 Agreement of Affiliation and Plan of Merger dated as of November 2, 1997 by and between FirstMerit Corporation and CoBancorp Inc.

                  2.2 Stock Purchase Option dated as of November 3, 1997 by and between CoBancorp Inc. and FirstMerit Corporation

                  99       Press Release dated November 3, 1997 of CoBancorp
                           Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              COBANCORP INC.



Date:   November 10, 1997                     By: /s/ John S. Kreighbaum
      -------------------                         ------------------------------
                                                    John S. Kreighbaum
                                                    Chairman and Chief
                                                    Executive Officer

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                                 COBANCORP, INC.
                           CURRENT REPORT ON FORM 8-K


                                INDEX OF EXHIBITS


EXHIBIT

                  2.1 Agreement of Affiliation and Plan of Merger dated November 2, 1997 by and between FirstMerit Corporation and CoBancorp Inc.

                  2.2 Stock Purchase Option dated November 3, 1997 by and between CoBancorp Inc. and FirstMerit Corporation

                  99       Press Release dated November 3, 1997 of CoBancorp
                           Inc.


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